Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61456) pertaining to the Company's 2001 Equity Incentive Plan of our report dated March 28, 2008, relating to the consolidated financial statements of  Cordia Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ LAZAR LEVINE & FELIX LLP

New York, New York

March 28, 2008